EXHIBIT C

LETTER OF TRANSMITTAL

Regarding

Units

of

ARDEN SAGE MULTI-STRATEGY FUND, L.L.C.

Tendered Pursuant to the Offer to Purchase

Dated November 29, 2011

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE

AT, 12:00 MIDNIGHT, EASTERN TIME, ON DECEMBER 27, 2011,

AND THIS LETTER OF TRANSMITTAL MUST BE

RECEIVED BY THE FUND BY, 12:00 MIDNIGHT, EASTERN TIME,

ON DECEMBER 27, 2011 UNLESS THE OFFER IS EXTENDED.

Complete This Letter Of Transmittal And Return Or Deliver To:

Arden Sage Multi-Strategy Fund, L.L.C.

c/o UMB Fund Services, Inc.

P.O. Box 2175

Milwaukee, Wisconsin 53201

Attn: Tender Offer Administrator

For additional information:

Phone: (877) 491-4991

Fax: (816) 860-3140

Arden Sage Multi-Strategy Fund, L.L.C.

Ladies and Gentlemen:

The undersigned hereby tenders to Arden Sage Multi-Strategy Fund, L.L.C. (the “Fund”), a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware, the units of limited liability company interests in the Fund (a “Unit” or “Units” as the context requires) or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase, dated November 29, 2011 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the “Offer”). THE TENDER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the Units tendered hereby pursuant to the Offer. The undersigned hereby warrants that the undersigned has full authority to sell the Units tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Units of the Fund or portions thereof tendered hereby.

A promissory note for the purchase price will be mailed to the undersigned. The initial payment of the purchase price for the Units tendered by the undersigned will be made by wire transfer of the funds to an account designated by the undersigned. The undersigned hereby represents and warrants that the undersigned understands that any payment in the form of marketable securities would be made by means of special arrangement with the tendering member in the sole discretion of the Board of Managers of the Fund. The promissory note will also reflect the contingent payment portion of the purchase price (the “Contingent Payment”), if any, as described in Section 6 of the Offer to Purchase. Any Contingent Payment of cash due pursuant to the promissory note will also be made by wire transfer of funds to the undersigned’s account. The undersigned recognizes that the amount of the purchase price for Units will be based on the unaudited net asset value of the Fund as of March 31, 2012 or, if the Offer is extended, approximately 95 days after the expiration date of the Offer, as described in Section 7. The Contingent Payment portion of the purchase price, if any, will be determined upon completion of the audit of the Fund’s financial statements which is anticipated to be completed not later than 60 days after March 31, 2012, the Fund’s fiscal year end, and will be paid promptly thereafter.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding

Arden Sage Multi-Strategy Fund, L.L.C.

on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

PLEASE FAX OR MAIL IN THE ENCLOSED POSTAGE PAID ENVELOPE TO:

Arden Sage Multi-Strategy Fund, L.L.C., c/o UMB Fund Services, Inc., P.O. Box 2175, Milwaukee WI 53201, Attn: Tender Offer Administrator.

For additional information: Phone: (877) 491-4991 Fax: (816) 860-3140.

Part 1. Name and Address:

Name of Member:

Social Security No.

or Taxpayer

Identification No.:

Telephone Number:	( )

Part 2. Amount of Units of Limited Liability Company Interests in the Fund being Tendered:

☐ All Units.

☐ Portion of Units expressed as a specific dollar value.

$

☐ Portion of Units.

Number of Units:

Part 3. Payment.

Cash Payment

Cash Payments shall be wire transferred to the following account:

Arden Sage Multi-Strategy Fund, L.L.C.

Name of Bank

Address of Bank

ABA Number

Account Number

Name Under Which Account Is Held

Promissory Note

The promissory note reflecting both the initial portion of the purchase price and balance due, if applicable, will be mailed directly to the undersigned to the address of the undersigned as maintained in the books and records of the Fund.

Arden Sage Multi-Strategy Fund, L.L.C.

Part 4. Signature(s).

For Individual Investors and Joint Tenants:	For Other Investors:

Signature	Print Name of Investor
(Signature of Owner(s) Exactly as Appeared on Investor Certification)

Print Name of Investor	Signature
(Signature of Owner(s) Exactly as Appeared on Investor Certification)

Joint Tenant Signature if necessary	Print Name of Signatory and Title
(Signature of Owner(s) Exactly as Appeared on Investor Certification)

Print Name of Joint Tenant	Co-signatory if necessary
(Signature of Owner(s) Exactly as Appeared on Investor Certification)

Print Name and Title of Co-signatory

Date:

[For clients of certain brokers]

PLEASE CONTACT YOUR MERRILL LYNCH FINANCIAL ADVISOR TO ENSURE THE

PROPER COMPLETION AND SUBMISSION OF THE NECESSARY DOCUMENTATION

LETTER OF TRANSMITTAL

Regarding

Units

of

ARDEN SAGE MULTI-STRATEGY FUND, L.L.C.

Tendered Pursuant to the Offer to Purchase

Dated November 29, 2011

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE

AT, 12:00 MIDNIGHT, EASTERN TIME, ON DECEMBER 27, 2011,

AND THIS LETTER OF TRANSMITTAL MUST BE

RECEIVED BY THE FUND BY, 12:00 MIDNIGHT, EASTERN TIME,

ON DECEMBER 27, 2011 UNLESS THE OFFER IS EXTENDED.

Arden Sage Multi-Strategy Fund, L.L.C. - Sample Letter of Transmittal

Ladies and Gentlemen:

The undersigned hereby tenders to Arden Sage Multi-Strategy Fund, L.L.C. (the “Fund”), a closed-end, non-diversified, management investment company organized under the laws of the State of Delaware, the units of limited liability company interests in the Fund (a “Unit” or “Units” as the context requires) or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the offer to purchase, dated November 29, 2011 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the “Offer”). THE TENDER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY IT, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

The undersigned hereby sells to the Fund the Units tendered hereby pursuant to the Offer. The undersigned hereby warrants that the undersigned has full authority to sell the Units tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer.

The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Units of the Fund or portions thereof tendered hereby.

A promissory note for the purchase price will be mailed to the undersigned. The initial payment of the purchase price for the Units tendered by the undersigned will be made by wire transfer of the funds to an account designated by the undersigned. The undersigned hereby represents and warrants that the undersigned understands that any payment in the form of marketable securities would be made by means of special arrangement with the tendering member in the sole discretion of the Board of Managers of the Fund. The promissory note will also reflect the contingent payment portion of the purchase price (the “Contingent Payment”), if any, as described in Section 6 of the Offer to Purchase. Any Contingent Payment of cash due pursuant to the promissory note will also be made by wire transfer of funds to the undersigned’s account. The undersigned recognizes that the amount of the purchase price for Units will be based on the unaudited net asset value of the Fund as of March 31, 2012 or, if the Offer is extended, approximately 95 days after the expiration date of the Offer, as described in Section 7. The Contingent Payment portion of the purchase price, if any, will be determined upon completion of the audit of the Fund’s financial statements which is anticipated to be completed not later than 60 days after March 31, 2012, the Fund’s fiscal year end, and will be paid promptly thereafter.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 of the Offer to Purchase, this tender is irrevocable.

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Arden Sage Multi-Strategy Fund, L.L.C. - Sample Letter of Transmittal

Requested Tender or Redemption Order Form

1. INFORMATION

a. Investor Information

Investor Name(s):

Account Number:

Distribution Channel:

Phone Number:

E-Mail Address:

Account Registration:

b. Financial Advisor or Portfolio Manager Information

FA / PM Name:

Production Number / Common Associate ID:

Wire Call / Location:

Phone Number:

E-Mail Address:

2. REQUESTED TENDER OR REDEMPTION DETAILS

a. Fund Information

Fund Name:

b. Order Information

Effective Date:

Full Tender / Redemption:

Partial Tender / Redemption:	Units: OR	Dollars:

3. PAYMENT

a. Cash Payment

    Cash payment due pursuant to this request will be made directly to Merrill Lynch, Pierce, Fenner & Smith, Inc. or U.S. Trust, as indicated above, who will facilitate the distribution of proceeds into the undersigned’s account.

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Arden Sage Multi-Strategy Fund, L.L.C. - Sample Letter of Transmittal

4. SIGNATURE(S)

    The undersigned acknowledges that this request is subject to all of the terms and conditions set forth in the Offer and the Letter of Transmittal and all capitalized terms used herein have the meaning as defined in the Offer. Except as stated in Section 5 of the Offer, this request is irrevocable. The undersigned acknowledges the absolute right of the Fund to reject any and all tenders determined by Fund, in its sole discretion, not to be in the appropriate form. The undersigned represents that the undersigned is the beneficial owner of the Units in the Fund to which this request relates, or that the person signing this request is an authorized representative of the beneficial owner.

a. Individual or Joint Investors (Including spouses invested jointly)

Subscriber Name: (Print clearly)

Subscriber Signature:	☒	Date:

Joint Subscriber Name: (If any, print clearly)

Joint Subscriber Signature: (If any)	☒	Date:

Entity Investors (Including IRAs/IRRAs, trusts, endowments, foundations, corporations and partnerships)
If more than two Authorizing Signatures are required, please attach a separate Authorizing Signature Page. Include Name, Title, Signature and Date.

Entity Name: (Print clearly)

Authorizing Signature Name: (Print clearly)

Authorizing Signature Title: (Print clearly)

Authorizing Signature:	☒	Date:

Authorizing Signature Name: (If any, print clearly)

Authorizing Signature Title: (If any, print clearly)

Authorizing Signature: (If any)	☒	Date:

b. Financial Advisor or Portfolio Manager

FA/PM Name: (Print clearly)

FA/PM Signature:	☒	Date:

Investors should retain a copy of this form for their records.

FOR FINANCIAL ADVISORS/PORTFOLIO MANAGERS:

Please verify or complete all of the required fields and update on the document if necessary. To complete this order, you must scan the signed and completed form and upload within the AI Processing Center. Please note that this order is not considered complete until the AI Dashboard shows Document Approved. All documents must be submitted and approved prior to the deadline.

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